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                                                                     EXHIBIT 5.1

                                  July 28, 1999



Fair, Isaac and Company, Incorporated
120 North Redwood Drive
San Rafael, CA 94903


     Re: Registration Statement on Form S-8 for the Fair, Isaac and Company, Incorporated 1992 Long-Term Incentive Plan


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Fair, Isaac and Company, Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933 relating to 558,878 additional shares of the Company's Common Stock issuable pursuant to the 1992 Long-Term Incentive Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 and Exhibit 23.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ PILLSBURY MADISON & SUTRO LLP



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